Exhibit (j)


            Consent of Independent Registered Public Accounting Firms


The Board of Trustees and Shareholders
AllianceBernstein Pooling Portfolios:

We consent to the use of our report, incorporated herein by reference, dated October 27, 2006, for the AllianceBernstein U.S. Value Portfolio, AllianceBernstein U.S. Large Cap Growth Portfolio, AllianceBernstein Global Real Estate Investment Portfolio, AllianceBernstein International Value Portfolio, AllianceBernstein International Growth Portfolio, AllianceBernstein Short Duration Bond Portfolio, AllianceBernstein Intermediate Duration Bond Portfolio, AllianceBernstein Inflation Protected Securities Portfolio, AllianceBernstein High-Yield Portfolio, AllianceBernstein Small-Mid Cap Value Portfolio, AllianceBernstein Small-Mid Cap Growth Portfolio, AllianceBernstein Global Research Growth Portfolio and AllianceBernstein Global Value Portfolio as of August 31, 2006 and to the references to our firm under the headings "Financial Highlights" in the Prospectus, "GENERAL INFORMATION - Independent Registered Public Accounting Firm", "SHAREHOLDER SERVICES - Statements and Reports', and "FINANCIAL STATEMENTS AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in the Statement of Additional Information.

                                                                 KPMG LLP


New York, New York
December 26, 2006



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 21, 2005, relating to the financial statements and financial highlights, which appear in the August 31, 2005 Annual Reports to Shareholders of AllianceBernstein Pooling Portfolios which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Financial Statements and Report of Independent Registered Public Accounting Firm" in such Registration Statement.





PricewaterhouseCoopers LLP

New York, New York
December 27, 2006